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- Fidelity Leasing, Inc.

     - Fidelity Leasing Canada Inc.

          - FL Canada Leasing Inc.
          - FL Sales Canada Inc.

     - FL Sales, Inc.

     - Reseller Finance Corporation

     - Reseller Finance Corporation

     - Fidelity Leasing SPC I, Inc.

     - Fidelity Leasing SPC II, Inc.

     - Fidelity Leasing SPE III, LLC

     - Fidelity Leasing SPC IV, Inc.

     - Fidelity Equipment Lease Depositor I, LLC

     - Fidelity Leasing SPC IV, Inc.

     - JLA Credit Corporation

          - JLA Funding Corp.
          - JLA Funding Corp. II
          - JLA Funding Corp. III